SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 14, 2004

                              BULL RUN CORPORATION
             (Exact name of registrant as specified in its charter)

  GEORGIA                              0-9385                    58-2458679
  -------                              ------                    ----------
(State or other                   (Commission File              (IRS Employer
jurisdiction of                        Number)               Identification No.)
incorporation)

                   4370 PEACHTREE ROAD, ATLANTA, GEORGIA 30319
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (404) 266-8333
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits -
      Exhibit 99 - Press release dated January 14, 2004

Item 9. Regulation FD Disclosures

On January 13, 2004, Bull Run Corporation received notice that effective with the open of business on Thursday, January 15, 2004, the Company's securities would be delisted from The Nasdaq Stock Market, and that the Company's securities will be immediately eligible for quotation on the OTC Bulletin Board effective with the open of business on January 15, 2004. The OTC Bulletin Board symbol assigned to the Company will be BULL, the same symbol as that used while the Company's securities were listed on Nasdaq. As previously reported, on December 4, 2003, the Company received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum stockholders' equity requirement for continued listing, and that its securities were therefore subject to delisting from the Nasdaq SmallCap Market. On January 14, 2004, the Company issued a press release reporting the change in listing status. A copy of the press release is hereby attached hereto as Exhibit 99 and incorporated herein by reference.

Item 12. Results of Operations and Financial Condition

On January 14, 2004, Bull Run Corporation issued a press release reporting its financial results for the first quarter ended November 30, 2003. A copy of the press release is hereby attached hereto as Exhibit 99 and incorporated herein by reference.

The information in this Report, including the Exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2004                BULL RUN CORPORATION

                                      By: /s/ FREDERICK J. ERICKSON
                                          --------------------------------------
                                          Frederick J. Erickson
                                          Vice President - Finance,
                                          Chief Financial Officer, Treasurer and
                                          Assistant Secretary


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